EXHIBIT 3.1

ALESCO FINANCIAL INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The charter of Alesco Financial Inc., a Maryland corporation (the “Corporation”), is hereby amended to provide that every ten shares of the common stock, $0.001 par value per share (the “Common Stock”), of the Corporation, which were issued and outstanding immediately prior to the filing of these Articles of Amendment shall be combined into one issued and outstanding share of Common Stock, $0.01 par value per share, and that no fractional shares of Common Stock of the Corporation will be or remain issued upon such amendment and each stockholder otherwise entitled to a fractional share shall be entitled to receive in lieu thereof cash, without interest, upon the surrender of such stockholder’s fractional shares, in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s exchange agent of all fractional shares otherwise issuable.

SECOND: The amendment to the charter of the Corporation as set forth above has been duly approved by a majority of the Board of Directors of the Corporation as required by the Maryland General Corporation Law (the “MGCL”). Pursuant to Section 2-309(e)(2) of the MGCL, no stockholder approval was required.

THIRD: There has been no increase in the authorized stock of the Corporation effected by the amendment to the charter of the Corporation as set forth above.

FOURTH: The undersigned Chief Executive Officer and President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

FIFTH: These Articles of Amendment shall become effective at 4:10 p.m. on December 16, 2009.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Chief Financial Officer and Treasurer on this 16th day of December, 2009.

ALESCO FINANCIAL INC.

By:	/s/ JAMES J. McENTEE, III
Name: James J. McEntee, III
Title: Chief Executive Officer and President

ATTEST:

By:	/s/ JOHN J. LONGINO
Name: John J. Longino
Title: Chief Financial Officer and Treasurer